Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of PowerShares Exchange- Traded Fund Trust II:


In planning and performing our audits of the financial statements of the Portfolios listed in Appendix 1 (comprising PowerShares Exchange- Traded Fund Trust II, hereinafter referred to as the "Portfolios") as of and for the year ended October 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the portfolio's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the portfolios' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolio's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares Exchange- Traded Fund Trust II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP (signed)
New York, New York
December 24, 2007










































Appendix 1:


PowerShares Dynamic Asia Pacific Portfolio
PowerShares Dynamic Developed International Opportunities Portfolio PowerShares Dynamic Europe Portfolio
PowerShares Global Clean Energy Portfolio
PowerShares Global Water Portfolio
PowerShares International Listed Private Equity Portfolio
PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
PowerShares FTSE RAFI Asia Pacific ex-Japan Small-Mid Portfolio
PowerShares FTSE RAFI Developed Markets ex-US Portfolio
PowerShares FTSE RAFI Developed Markets ex-US Small-Mid Portfolio
PowerShares FTSE RAFI Emerging Markets Portfolio
PowerShares FTSE RAFI Europe Portfolio
PowerShares FTSE RAFI Europe Small-Mid Portfolio
PowerShares FTSE RAFI Japan Portfolio
PowerShares 1-30 Laddered Treasury Portfolio
PowerShares Emerging Markets Sovereign Debt Portfolio
PowerShares Insured National Municipal Bond Portfolio
PowerShares Insured California Municipal Bond Portfolio
PowerShares Insured New York Municipal Bond Portfolio

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